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Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-235793

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(1)

Common stock, par value $0.01 per share	35,000,000 shares	$1.00	$35,000,000	$4,543.00

(1)
This filing fee is calculated and being paid pursuant to Rule 457(r) of the Securities Act of 1933, as amended, and relates to our Registration Statement on Form S-3ASR (File No. 333-235793).

PROSPECTUS SUPPLEMENT
(to Prospectus dated April 28, 2020)

35,000,000 Shares

Tellurian Inc.

Common Stock

        Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to certain institutional and accredited investors 35,000,000 shares of our common stock at a purchase price of $1.00 per share, with gross proceeds of $35,000,000.

        Our common stock is listed on the Nasdaq Capital Market under the ticker symbol "TELL." On July 22, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.11 per share.

        As of July 22, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $187.2 million, based on 168,630,937 shares of outstanding common stock held by non-affiliates as of such date and a price of $1.11 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on July 22, 2020.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement and in the documents we incorporate by reference into this prospectus supplement to read about important facts you should consider before buying our common stock.

        We have engaged Roth Capital Partners LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We have agreed to pay the placement agent the fees set forth in the table below. See "Plan of Distribution" beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total

Public offering price	$1.00	$35,000,000

Placement agent fees(1)	$0.06	$2,100,000

Proceeds, before expenses, to us	$0.94	$32,900,000

(1)
In addition, we have agreed to reimburse the placement agent for certain of their expenses. See "Plan of Distribution" beginning on page S-18 of this prospectus supplement for more information.

        The shares will be ready for delivery on or about July 24, 2020.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Placement Agent

Roth Capital Partners

Prospectus Supplement dated July 22, 2020

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and (2) the accompanying base prospectus, which provides general information regarding us, our securities, and other information, some of which may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in a document incorporated by reference in this prospectus supplement having a later date, the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

        You should read this prospectus supplement, together with the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering before making an investment decision. You should also read and consider the information in the documents referred to in the sections of this prospectus supplement and the accompanying base prospectus entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference."

        We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        We are not making an offer to sell nor a solicitation of an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

        The information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of its respective date, regardless of the time of delivery of the respective document or of any sale of securities covered by this prospectus supplement. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, in the accompanying base prospectus or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other than the respective dates thereof.

        In this prospectus supplement, references to "Tellurian," the "Company," "we," "us" or "our" refer to Tellurian Inc. and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC's website at http://www.sec.gov and at our website at http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus supplement.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 24, 2020 and Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on April 29, 2020;

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  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed with the SEC on May 4, 2020;

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  our Current Reports on Form 8-K filed with the SEC on January 21, 2020, February 11, 2020, March 2, 2020, March 9, 2020, March 23, 2020 (both filings), April 28, 2020, April 29, 2020, June 10, 2020, June 23, 2020 and July 22, 2020 (both filings); and

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  the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as the same may be amended from time to time, and as superseded by the disclosures in "Description of Our Capital Stock" in the accompanying base prospectus.

        All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying base prospectus and shall be a part hereof from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

        We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address, telephone number, facsimile number and e-mail address:

Tellurian Inc.
Attention: Corporate Secretary
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone No.: (832) 962-4000
Facsimile No.: (832) 962-4055
E-mail: CorpSec@tellurianinc.com

        Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus supplement.

 CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

        The information in this prospectus supplement, including information in documents incorporated by reference in this prospectus supplement, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "initial," "intend," "may," "plan," "potential," "project," "proposed," "should," "will," "would" and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:

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  our businesses and prospects and our overall strategy;

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  planned or estimated capital expenditures;

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  availability of liquidity and capital resources;

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  our ability to obtain additional financing as needed and the terms of financing transactions, including at Driftwood Holdings LP;

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  revenues and expenses;

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  progress in developing our projects and the timing of that progress;

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  future values of our projects or other interests, operations or rights; and

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  government regulations, including our ability to obtain, and the timing of, necessary governmental permits and approvals.

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the "Risk Factors" sections of this prospectus supplement and our filings with the SEC incorporated by reference in this prospectus supplement and include such factors as:

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  the uncertain nature of demand for and price of natural gas and liquefied natural gas ("LNG");

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  risks related to shortages of LNG vessels worldwide;

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  technological innovation which may render our anticipated competitive advantage obsolete;

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  risks related to a terrorist or military incident involving an LNG carrier;

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  changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

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  governmental interventions in the LNG industry, including increases in barriers to international trade;

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  uncertainties regarding our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

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  our limited operating history;

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  our ability to attract and retain key personnel;

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  risks related to doing business in, and having counterparties in, foreign countries;

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  our reliance on the skill and expertise of third-party service providers;

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  the ability of our vendors to meet their contractual obligations;

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  risks and uncertainties inherent in management estimates of future operating results and cash flows;

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  our ability to maintain compliance with our debt arrangements and other agreements;

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  the potential discontinuation of the London Inter-Bank Offered Rate (LIBOR);

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  changes in competitive factors, including the development or expansion of LNG, pipeline and other projects that are competitive with ours;

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  development risks, operational hazards and regulatory approvals;

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  our ability to enter into and consummate planned financing and other transactions;

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  risks related to pandemics or disease outbreaks;

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  risks of potential impairment charges and reductions in our reserves; and

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  risks and uncertainties associated with litigation matters.

        The forward-looking statements in this prospectus supplement speak as of the date hereof. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights certain information contained elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus carefully, including the information referred to in the section entitled "Risk Factors" beginning on page S-11 of this prospectus supplement, as well as the other documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus is a part.

Our Business

        We intend to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide (the "Business"). We are developing a portfolio of natural gas production, LNG marketing, and infrastructure assets that includes an LNG terminal facility (the "Driftwood terminal") and three related pipelines (the "Pipeline Network"). We refer to the Driftwood terminal, the Pipeline Network and certain natural gas production assets collectively as the "Driftwood Project." We currently estimate the total cost of the Driftwood Project to be approximately $28.9 billion, including owners' costs, transaction costs and contingencies but excluding interest costs incurred during construction of the Driftwood terminal and other financing costs. Our Business may be developed in phases.

        The proposed Driftwood terminal will have a liquefaction capacity of approximately 27.6 million tonnes per annum and will be situated on approximately 1,000 acres in Calcasieu Parish, Louisiana. The proposed Driftwood terminal will include up to 20 liquefaction trains, three full containment LNG storage tanks and three marine berths. We have entered into four lump sum turnkey engineering, procurement and construction agreements totaling $15.5 billion with Bechtel Oil, Gas and Chemicals, Inc. ("Bechtel") for construction of the Driftwood terminal.

        The proposed Pipeline Network is currently expected to consist of three pipelines, the Driftwood pipeline, the Haynesville Global Access Pipeline and the Permian Global Access Pipeline. The Driftwood pipeline will be a 96-mile large diameter pipeline that will interconnect with 14 existing interstate pipelines throughout southwest Louisiana to secure adequate natural gas feedstock for the Driftwood terminal. The Driftwood pipeline will be comprised of 48-inch, 42-inch and 36-inch diameter pipeline segments and three compressor stations totaling approximately 274,000 horsepower, all as necessary to provide approximately 4 billion cubic feet per day ("Bcf/d") of average daily natural gas transportation service. We estimate construction costs for the Driftwood pipeline of up to approximately $2.3 billion before owners' costs, financing costs and contingencies.

        The Haynesville Global Access Pipeline is expected to run approximately 200 miles from northern to southwest Louisiana. The Permian Global Access Pipeline is expected to run approximately 625 miles from west Texas to southwest Louisiana. Each of these pipelines is expected to have a diameter of 42 inches and be capable of delivering approximately 2 Bcf/d of natural gas. We currently estimate that construction costs will be approximately $1.4 billion for the Haynesville Global Access Pipeline and approximately $4.2 billion for the Permian Global Access Pipeline, in each case before owners' costs, financing costs and contingencies. We are also considering the potential development of a fourth pipeline, the Delhi Connector Pipeline, which would run approximately 180 miles from Perryville/Delhi in northeast Louisiana to Lake Charles, Louisiana.

        Our upstream properties, acquired in a series of transactions during 2017 and 2018, consist of 10,260 net acres and 71 producing wells (21 operated) located in the Haynesville Shale trend of northern Louisiana.

        In connection with the implementation of our Business, we are offering limited partnership interests in a subsidiary, Driftwood Holdings LP ("Driftwood Holdings"), which will own the Driftwood Project. Partners will contribute cash in exchange for equity in Driftwood Holdings and will receive LNG volumes at the cost of production, including the cost of debt, for the life of the Driftwood terminal. We plan to retain a portion of the ownership in Driftwood Holdings and have engaged Goldman Sachs & Co. and Société Générale to serve as financial advisors for Driftwood Holdings.

Recent Developments

        Despite currently challenging global economic conditions due in part to the COVID-19 pandemic (see "Risk Factors—Risks Related to Our Business—Pandemics or disease outbreaks, such as the currently ongoing COVID-19 outbreak, may adversely affect our efforts to reach a final investment decision with respect to the Driftwood Project"), we anticipate that a number of market factors will benefit the Driftwood Project in the coming years, including capacity constraints caused by expected delays in the construction of LNG liquefaction projects, global LNG demand growth, and the continuing availability of low-cost natural gas in the Haynesville and other U.S. basins. As a result of these factors, we believe that the Driftwood Project will be well-positioned to provide LNG to its partners and customers at globally competitive prices. Our expectations are subject to numerous risks and uncertainties, including those described in the "Risk Factors" section of this prospectus supplement and our Annual Report on Form 10-K for the year ended December 31, 2019.

        We continue to evaluate, and discuss with potential partners, the scope and other aspects of the Driftwood Project in light of the evolving economic environment, investor needs and other factors. As a result of these discussions, we are evaluating certain potential changes to the project that, among other things, could significantly reduce the overall cost of Phase 1 of the project. Whether we implement these or other changes to the project will be based on a variety of factors, including the results of our continuing analysis, changing business conditions and investor feedback. To date, approximately 30% of the engineering for Phase 1 of the Driftwood terminal has been completed with Bechtel.

        As of June 30, 2020, on an unaudited basis, our capital resources consisted of approximately $88.3 million of cash and cash equivalents on a consolidated basis, of which approximately $40.1 million was maintained at a wholly owned subsidiary of Tellurian Production Holdings LLC. Subsequently, in early July, the Company collected a receivable of approximately $7.0 million from the sale of an LNG cargo to an unrelated third party.

Our Company

        The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments Inc., a Delaware corporation, in February 2017. Our common stock has been trading on the Nasdaq Stock Market since 1972. It currently trades under the ticker symbol "TELL."

        Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our common stock.

 THE OFFERING

        The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more detailed description of our common stock, see "Description of Our Capital Stock" in the accompanying base prospectus.

Issuer	Tellurian Inc.
Common stock offered	35,000,000 shares
Common stock to be outstanding after this offering	322,489,957 shares
Nasdaq Capital Market ticker symbol	"TELL"
Use of proceeds	We estimate that our net proceeds from this offering, after deducting estimated placement agent fees and estimated offering expenses, will be approximately $32.5 million.

We intend to use the net proceeds from this offering for general corporate purposes, with a portion to be paid to an institutional investor in accordance with the terms of the zero coupon $56,000,000 face amount senior unsecured note issued on April 29, 2020. See "Use of Proceeds" on page S-14 of this prospectus supplement.

Risk factors

Investing in our common stock involves a high degree of risk. Please see "Risk Factors" on page S-11 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement or the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our common stock.

        On May 10, 2017, Tellurian and Total Delaware, Inc. ("Total") entered into a pre-emptive rights agreement pursuant to which Total was granted a right to purchase its pro rata portion of any new equity securities that Tellurian may issue to a third party on the same terms and conditions as such equity securities are offered and sold to such party, subject to certain excepted offerings. As a result, Total will be entitled to purchase shares of our common stock at the public offering price in connection with this offering.

        On April 28, 2020, Tellurian entered into that certain Securities Purchase Agreement with the investor named therein (the "2020 SPA") pursuant to which the investor was granted a right to purchase up to 35% of any new equity securities registered under the Securities Act, subject to certain excepted offerings. As a result, such investor will be entitled to purchase shares of our common stock at the public offering price in connection with this offering.

        The information above regarding the number of shares of our common stock outstanding (i) assumes that no pre-emptive rights will be exercised by Total to purchase additional shares and (ii) is based on 287,489,957 shares of common stock outstanding as of July 17, 2020. The number of shares of our common stock outstanding as of that date does not include (a) up to 13,445,264 shares of common stock that are issuable upon the exercise of certain warrants held by to the lender under the Credit and Guaranty Agreement, dated as of May 23, 2019, by and among Driftwood Holdings, as borrower, each of the guarantors party thereto, the lenders party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent (as amended, the "Amended 2019

Term Loan"); (b) shares that may be issued pursuant to the transactions contemplated by the 2020 SPA; (c) 1,446,341 shares of our common stock issuable upon exercise of outstanding stock options under the Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan (the "2016 Plan"); (d) 12,494,564 shares of our common stock issuable upon the vesting and settlement of outstanding restricted stock units under the 2016 Plan; (e) 9,950,976 shares reserved for future grants under the 2016 Plan; or (f) 6,123,782 shares that are issuable upon the conversion of our outstanding Series C convertible preferred stock.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the "Risk Factors" sections of the documents that we incorporate by reference into this prospectus supplement and the accompanying base prospectus. If any of the events described in such "Risk Factors" disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Risks Related to Our Business

Pandemics or disease outbreaks, such as the currently ongoing COVID-19 outbreak, may adversely affect our efforts to reach a final investment decision with respect to the Driftwood Project.

        Pandemics or disease outbreaks such as the currently ongoing COVID-19 outbreak may have a variety of adverse effects on our business, including by depressing commodity prices and the market value of our securities and limiting the ability of our management to travel to meet with partners and potential partners. Prospects for the development and financing of the Driftwood Project are based in part on factors including global economic conditions that have been, and are likely to continue to be, adversely affected by the COVID-19 pandemic. Additional effects of the pandemic on our business may include limits on the ability of our employees, or those of partners or vendors, to provide necessary services due to illness or quarantines and governmental restrictions on travel, imports or exports or financial transactions.

        The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows is dependent on future developments, including the severity and duration of the pandemic, actions that have been and may be taken by governmental authorities, the impact on the businesses of our customers, and the duration of the resulting macroeconomic conditions, all of which are uncertain and are difficult to predict at this time.

Declines in the prices we receive for our natural gas production may result in impairment charges and reductions in our reserves. We expect that our net income for the second quarter of 2020 will be adversely affected by an impairment charge and by reimbursement payments made to one of our directors in connection with the settlement of a lawsuit.

        The quantity and value of our natural gas reserves depend in significant part on the prices we receive for our natural gas production. Declines in those prices may lead to us incurring substantial impairment charges relating to our reserves and the carrying value of our assets, including in the second quarter of 2020. Relatedly, absent a significant increase in those prices, the proved undeveloped reserves reflected in the December 31, 2020 annual reserve report may be substantially reduced relative to the proved undeveloped reserves included in our December 31, 2019 reserve report, and the PV-10 and standardized measure value of our reserves may decline accordingly.

        Although we have not completed our financial statements as of and for the quarter ended June 30, 2020, we also expect that our income for the quarter will be reduced by payments made to and on behalf of our director Martin Houston in connection with the settlement of a lawsuit with Cheniere Energy, Inc., as described in our proxy statement for our 2020 annual meeting of stockholders. In addition to amounts paid as of June 30, 2020, we expect to incur related expenses of approximately $4.5 million.

We will be required to seek additional equity and/or debt financing in the future to satisfy our obligations and fund our working capital needs.

        As of the date of this prospectus supplement, we have generated losses from operations, negative cash flows from operations, and have an accumulated deficit. We have not yet established an ongoing source of revenues sufficient to cover our operating costs. We issued unsecured debt on April 29, 2020, which has periodic monthly payments, which began on June 1, 2020 and continue through final maturity of the debt on June 1, 2021. We also have existing long-term debt that is due in November 2021. For the period from January 1, 2020 through the date of this prospectus supplement, we have issued 19,558,548 shares of common stock under our at-the-market programs for net proceeds of $24.2 million. We have a remaining capacity under our at-the-market programs to raise aggregate gross sales proceeds of up to approximately $363.5 million. We are planning to generate proceeds from various potential financing transactions, such as issuances of equity, including our at-the-market programs, equity-linked and debt securities or similar transactions, and have determined that it is probable that such proceeds will satisfy our obligations and fund our working capital needs for at least twelve months following the filing of this prospectus supplement.

Risks Related to this Offering

Resales of our common stock in the public market following this offering may cause the trading price to fall.

        Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. This offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following the offering contemplated by this prospectus supplement, the trading price of our common stock could fall.

If you purchase our common stock in the public market following this offering, you will experience immediate dilution as a result of future equity issuances.

        If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

        As of March 31, 2020, our historical net tangible book value was approximately $146.6 million, or $0.57 per share of our common stock. After giving effect to our sale of 35,000,000 shares of our common stock in this offering at the public offering price of $1.00 per share, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2020 would have been approximately $179.1 million, or approximately $0.62 per share. This amount represents an immediate increase in as adjusted net tangible book value of $0.13 per share to our existing stockholders and immediate dilution in as adjusted net tangible book value of approximately $0.08 per share to new investors purchasing shares of our common stock in this offering.

        In addition, the issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

We have broad discretion in the use of the net proceeds of the offering of our common stock contemplated by this prospectus supplement and, despite our efforts, we may use such proceeds in a manner that does not improve our operating results or increase the value of your investment.

        We currently anticipate that the net proceeds from the offering of our common stock contemplated by this prospectus supplement will be used as described in "Use of Proceeds." However, we have not determined the specific use of the net proceeds from the offering of our common stock contemplated by this prospectus supplement. Our management will have broad discretion over the use and investment of those funds, and, accordingly, investors will need to rely upon the judgment of our management with respect to the use of such proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

Non-U.S. holders of our common stock, in certain situations, could be subject to U.S. federal income tax upon sale, exchange or disposition of our common stock.

        We believe that we currently are not a U.S. real property holding corporation (a "USRPHC") for U.S. federal income tax purposes. However, we may become a USRPHC if at some future time it is determined that the fair market value of our assets that consist of "United States real property interests," as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury regulations, constitute at least 50% of the combined fair market value of our real estate interests and other business assets. If we were a USRPHC, then under the Foreign Investment in Real Property Tax Act, or FIRPTA, certain non-U.S. investors could be subject to U.S. federal income tax on any gain from the disposition of shares of our common stock, in which case they would also be required to file U.S. tax returns with respect to such gain. In general, whether these FIRPTA provisions apply in such case would depend on the amount of our common stock that such non-U.S. investors hold. In addition, such non-U.S. investors could be subject to withholding in such case if, at the time they dispose of their shares, our common stock is not regularly traded on an established securities market within the meaning of the applicable Treasury regulations. Even if we were a USRPHC, so long as our common stock continues to be regularly traded on an established securities market, only a non-U.S. investor who has owned, actually or constructively, more than 5% of our common stock at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the non-U.S. investor's holding period for its shares may be subject to U.S. federal income tax on the disposition of our common stock under FIRPTA. See "Material United States Federal Income Tax Considerations to Non-U.S. Holders."

USE OF PROCEEDS

        We estimate that our net proceeds from this offering, after deducting estimated placement agent fees and estimated offering expenses, will be approximately $32.5 million.

        The net proceeds will be used for general corporate purposes, with a portion to be paid to an institutional investor in accordance with the terms of the zero coupon $56,000,000 face amount senior unsecured note issued on April 29, 2020 (the "2020 Unsecured Note"). The interest rate under the 2020 Unsecured Note is 0%, which interest rate would increase upon the existence of an event of default, and the note will mature on June 1, 2021.

        Pending the application of the net proceeds from this offering, we intend to invest such proceeds in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

        We will bear all of the expenses of this offering, and such expenses will be paid out of our general funds.

 CAPITALIZATION

        The following table sets forth our capitalization and cash position as of March 31, 2020 on:

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  an actual basis;

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  an as-adjusted basis to give effect to (i) the issuance and sale on April 29, 2020 to an institutional investor of the 2020 Unsecured Note and warrants to purchase up to 20,000,000 shares of our common stock and (ii) the issuance on April 29, 2020 to the lender under the Amended 2019 Term Loan of (A) 9,348,706 shares of our common stock and (B) a warrant to purchase 4,674,353 shares of our common stock, in each case assuming the net proceeds are initially held as cash and cash equivalents; and

  •
  a pro forma as-further-adjusted basis to give further effect to the issuance and sale of 35,000,000 shares of our common stock in this offering, assuming the net proceeds are initially held as cash and cash equivalents, pending its use as described in "Use of Proceeds."

        This table should be read in conjunction with, and is qualified in its entirety by reference to, our financial statements and the accompanying notes, incorporated by reference into this prospectus supplement and the accompanying prospectus and "Use of Proceeds" in this prospectus supplement.

	As of March 31, 2020
($ in thousands)	Actual	As Adjusted	Pro Forma As Further Adjusted
	(unaudited)	(unaudited)	(unaudited)
Cash, cash equivalents and restricted cash	$59,022	$104,223	$136,723
Debt:
2018 senior secured term loan	70,199	70,199	70,199
Amended 2019 Term Loan	58,390	37,140	37,140
2020 Unsecured Note	—	29,301	29,301

Total debt	$128,589	$136,640	$136,640
Stockholders' equity	146,644	180,939	213,439

Total capitalization	$275,233	$317,579	$350,079

MATERIAL UNITED STATES FEDERAL INCOME TAX
CONSIDERATIONS TO NON-U.S. HOLDERS

        The following summary is a description of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our common stock by non-U.S. holders (as defined below). The discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of our common stock by a non-U.S. holder in light of its personal circumstances. In particular, this discussion does not address the U.S. federal income tax consequences of ownership of our common stock by investors that do not hold the stock as a capital asset within the meaning of Section 1221 of the Code, or the U.S. federal income tax consequences to beneficial owners subject to special treatment under the U.S. federal income tax laws, such as:

  •
  dealers in securities or currencies;

  •
  certain electing traders in securities;

  •
  persons holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a straddle or synthetic security;

  •
  persons subject to the alternative minimum tax;

  •
  certain former citizens or long-term residents of the United States;

  •
  foreign governments or international organizations;

  •
  banks or other financial institutions;

  •
  controlled foreign corporations and passive foreign investment companies, each as defined for U.S. federal income tax purposes, and shareholders of such entities;

  •
  insurance companies;

  •
  regulated investment companies or real estate investment trusts;

  •
  entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and

  •
  pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

        Non-U.S. holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below, and such holders should consult their own tax advisors to determine the U.S. federal income tax consequences that may be relevant to them. In addition, this summary does not include any non-U.S. tax laws or state or local tax laws that may be applicable to a particular investor and does not consider any aspects of U.S. federal estate or gift tax law. Non-U.S. holders should consult their tax advisors as to these matters.

        You are a "non-U.S. holder" of our common stock if you are a beneficial owner of the stock and are not, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized or created in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of the source of such income; or

  •
  a trust (i) if a court within the U.S. is able to exercise primary supervision over its administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) ("U.S. persons") have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax consequences of such partnership and the partners in such partnership generally will depend on the status of each of the partners and the activities of the partnership. Partners of partnerships considering the purchase of our common stock are encouraged to consult with their independent tax advisors.

        This summary is based upon the Code, existing and proposed Treasury regulations promulgated thereunder, administrative pronouncements and judicial decisions, all in effect as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Such a change could affect the continuing validity of this discussion and may adversely affect a non-U.S. holder. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the conclusions described herein, and we have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of purchasing, owning and disposing of our common stock.

        IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU ARE ENCOURAGED TO CONSULT WITH AN INDEPENDENT TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL INCOME AND ESTATE TAX LAWS, AS WELL AS OTHER U.S. FEDERAL TAX LAWS AND THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION, TO YOUR PARTICULAR SITUATION. THIS DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.

Dividend Distributions

        Any distributions with respect to the shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and will be subject to U.S. federal withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty, provided that such dividends are not effectively connected with the non-U.S. holder's conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a U.S. "permanent establishment" maintained by such non-U.S. holder). Distributions in excess of our current and accumulated earnings and profits (as determined under U.S. federal income tax principles) will first constitute a return of capital that is applied against and reduces the non-U.S. holder's adjusted tax basis in our common stock (determined on a share by share basis), and, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, the excess will be treated as gain realized on the sale or other disposition of our common stock as described below under "Sale, Exchange or Other Taxable Disposition of Stock." Any such distributions will also be subject to the rules, regulations and obligations discussed below under the heading "Foreign Accounts."

        Under the terms of an applicable U.S. income tax treaty (if any), the withholding tax might not apply, or might apply at a reduced rate. A non-U.S. holder who wishes to claim the benefit of an applicable income tax treaty is required to satisfy applicable certification and disclosure requirements (generally by providing our paying agent or a relevant withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E). If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

        Dividends that are effectively connected with the conduct of a non-U.S. holder's trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. "permanent establishment" maintained by such non-U.S. holder) are not subject to U.S. federal withholding tax if such non-U.S. holder provides our paying agent or a relevant withholding agent with an IRS Form W-8ECI, but generally will be subject to U.S. federal income tax on a net-income basis at applicable graduated individual or corporate rates, unless an applicable income tax treaty provides otherwise. A foreign corporation may be subject to an additional branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income.

Sale, Exchange or Other Taxable Disposition of Stock

        Subject to the discussions below under "Information Reporting and Backup Withholding" and "Foreign Accounts," any gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of shares of our common stock generally will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder);

  •
  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a United States real property holding corporation (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the non-U.S. holder's holding period for its shares of our common stock and, if shares of our common stock are "regularly traded on an established securities market," the non-U.S. holder held, directly or indirectly, at any time during such period, more than 5% of our issued and outstanding common stock.

        Gain described in the first bullet point above will be subject to U.S. federal income tax in the same manner as that of a U.S. person, unless an applicable income tax treaty provides otherwise. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such income. A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S.-source capital losses.

        Regarding the third bullet, we believe that we currently are not a USRPHC for U.S. federal income tax purposes. However, we may become one in the future. If we were a USRPHC, then so long as our common stock continued to be regularly traded on an established securities market within the meaning of the applicable Treasury regulations, only a non-U.S. holder who held more than 5% of our common stock at any time during the shorter of (i) its holding period and (ii) the five-year period preceding the date of disposition (a "greater-than-five-percent shareholder") would be subject to U.S. federal income tax on the disposition of our common stock. In such case, a greater-than-five-percent shareholder generally would be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. person, unless an applicable income tax treaty provides otherwise. Such a non-U.S. holder generally would be required to file a U.S. federal income tax return in respect of such gain. No withholding would be required upon any sale or other taxable disposition of our common stock if it is regularly traded on an established securities market. If we were a USRPHC and our common stock ceased to be regularly traded on an established securities market, a non-U.S. holder would be subject to tax on any gain recognized on the sale or other taxable disposition of our common stock, and withholding, generally at a rate of 15%, on the gross proceeds thereof, regardless of such non-U.S. holder's percentage ownership of our common stock.

Information Reporting and Backup Withholding

        We and other withholding agents must report annually to the IRS the amount of dividends or other distributions paid to non-U.S. holders on shares of our common stock and the amount of tax we and other withholding agents withhold on these distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides, under the provisions of an applicable income tax treaty.

        A non-U.S. holder will not be subject to backup withholding (the current rate of which is 24%) on reportable payments the non-U.S. holder receives on shares of our common stock if the non-U.S. holder provides proper certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) of its status as a non-U.S. person.

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, information reporting will apply if a non-U.S. holder sells shares of our common stock outside the United States through a U.S. broker or a broker that is a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or a foreign partnership that, at any time during its tax year, either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interests in the partnership. If a sale or other disposition is made through a U.S. office of any broker, the broker will be required to report to the IRS the amount of proceeds paid to the non-U.S. holder and to backup withhold on that amount unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN or IRS Form W-8BEN-E) to the broker certifying the non-U.S. holder's status as a non-U.S. person or other exempt status.

        Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability, provided the required information is properly furnished to the IRS on a timely basis.

Foreign Accounts

        Sections 1471 through 1474 of the Code (commonly referred to as "FATCA") generally impose a 30% withholding tax on "withholdable payments," which include dividends on our common stock and gross proceeds from the disposition of our common stock paid to (i) a foreign financial institution (as defined in Section 1471 of the Code) unless it agrees to collect and disclose to the IRS information regarding direct and indirect U.S. account holders and (ii) a non-financial foreign entity unless it certifies certain information regarding substantial U.S. owners of the entity, which generally includes any U.S. person who directly or indirectly owns more than 10% of the entity. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under U.S. Treasury regulations and IRS guidance, the withholding obligations described above apply to payments of dividends on our common stock. While these withholding obligations would also apply to payments of gross proceeds from a sale or other disposition of our common stock, recently proposed Treasury regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued, eliminate this requirement. Prospective non-U.S. holders should consult their own tax advisors with respect to the potential tax consequences of FATCA.

PLAN OF DISTRIBUTION

        We engaged the placement agent to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock offered by this prospectus supplement and the accompanying base prospectus. The placement agent is not purchasing or selling any such shares, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such shares, other than to use its "reasonable best efforts" to arrange for the sale of such shares by us. Therefore, we may not sell all of the shares of our common stock being offered. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. We have entered into securities purchase agreements directly with certain institutional and accredited investors who have agreed to purchase shares of our common stock in this offering. We will only sell to investors who have entered into securities purchase agreements.

        Delivery of the shares of common stock offered hereby is expected to take place on or about July 24, 2020, subject to satisfaction of certain closing conditions.

        We have agreed to pay the placement agent (i) a cash fee equal to 6.0% of the aggregate gross proceeds of this offering and (ii) reasonable out-of-pocket expenses up to an aggregate of $150,000.

        We estimate that the total expenses of this offering, excluding the fees due to the placement agent, will be approximately $370,000. We expect that our net proceeds from this offering, after deducting estimated placement agent fees and estimated offering expenses, will be approximately $32.5 million.

Indemnification

        We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

        In addition, we will indemnify each purchaser of shares of our common stock in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Other Relationships

        From time to time, Roth Capital Partners, LLC may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it has received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Roth Capital Partners, LLC for any further services.

Regulation M Compliance

        The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our shares of common stock offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities or (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Trading Market

        Our common stock is listed on the Nasdaq Capital Market under the symbol "TELL."

 LEGAL MATTERS

        Davis Graham & Stubbs LLP, Denver, Colorado, will pass upon certain legal matters relating to this offering. K&L Gates LLP, Irvine, California, is acting as special counsel for the placement agent.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Tellurian's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus supplement with respect to the Company's oil and gas reserves is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, and has been included and incorporated by reference into this prospectus supplement upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

PROSPECTUS

Tellurian Inc.

Common Stock
Preferred Stock
Warrants
Units
Debt Securities

        We may offer and sell from time to time common stock, preferred stock, warrants to purchase common stock or preferred stock, and debt securities in one or more transactions. We may also offer and sell from time to time, in one or more transactions, such securities as may be issuable upon the conversion, exercise or exchange of preferred stock, warrants or debt securities. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

        This prospectus provides you with a description of our common stock and a general description of the other securities we may offer. A prospectus supplement containing specific information about the terms of the securities being offered and the offering, including the compensation of any underwriter, agent or dealer, will accompany this prospectus to the extent required. Any prospectus supplement may also add, update or change information contained in this prospectus. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement, together with additional information described in "Where You Can Find More Information" and "Incorporation of Certain Information by Reference," before you invest in our securities.

        Our common stock is listed for trading on the Nasdaq Capital Market under the ticker symbol "TELL." On April 27, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.57 per share. None of the other securities offered under this prospectus are publicly traded.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process on Form S-3. See "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." Under the shelf registration, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a description of our common stock and a general description of the other securities that we may offer. Each time that securities are sold pursuant to the registration statement, we will, to the extent required, provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the offering. The prospectus supplement also may add, update or change information contained or incorporated by reference in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described in "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" before you invest.

        You should rely only on the information contained in this prospectus and in any relevant prospectus supplement or free writing prospectus, including any information incorporated herein or therein by reference. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date on its front cover. Our business, financial condition, results of operations and prospects may have changed since the date indicated on the front cover of such documents. Neither this prospectus nor any prospectus supplement or free writing prospectus constitutes an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus or a prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

        In this prospectus, references to "Tellurian," the "Company," the "issuer," "we," "us" or "our" refer to Tellurian Inc. (which, until February 10, 2017, was known as Magellan Petroleum Corporation) and its subsidiaries, unless the context suggests otherwise.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC's website at http://www.sec.gov and at our website address at http://www.tellurianinc.com. However, information on our website will not be considered a part of this prospectus.

        We have filed with the SEC a registration statement on Form S-3 (together with all exhibits, amendments and supplements, the "Registration Statement") of which this prospectus constitutes a part, under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the SEC. For further information pertaining to us, reference is made to the Registration Statement. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. Copies of the Registration Statement are on file at the offices of the SEC, and may be inspected without charge at those offices, the address of which is set forth above, and copies may be obtained from the SEC at prescribed rates. The Registration Statement has been filed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 24, 2020;

  •
  our Current Reports on Form 8-K filed with the SEC on January 21, 2020, February 11, 2020, March 2, 2020, March 9, 2020 and March 23, 2020 (both filings); and

  •
  the description of our common stock contained in our Current Report on Form 8-K filed with the SEC on June 26, 2013, as the same may be amended from time to time, and as superseded by the disclosures in "Description of Our Capital Stock" herein.

        All reports and other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus and shall be a part hereof from the date of filing of such reports and documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit thereto, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

        We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to those documents. You may request a copy of those filings at no cost by writing or telephoning our corporate secretary at the following address, telephone number, facsimile number and e-mail address:

Tellurian Inc.
Attention: Corporate Secretary
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone No.: (832) 962-4000
Facsimile No.: (832) 962-4055
E-mail: CorpSec@tellurianinc.com

        Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

 ABOUT TELLURIAN INC.

        We intend to create value for shareholders by building a low-cost, global natural gas business, profitably delivering natural gas to customers worldwide (the "Business"). We are developing a portfolio of natural gas production, liquefied natural gas ("LNG") marketing, and infrastructure assets that includes an LNG terminal facility (the "Driftwood terminal") and three related pipelines (the "Pipeline Network"). We refer to the Driftwood terminal, the Pipeline Network and certain natural gas production assets collectively as the "Driftwood Project." We currently estimate the total cost of the Driftwood Project to be approximately $28.9 billion, including owners' costs, transaction costs and contingencies but excluding interest costs incurred during construction of the Driftwood terminal and other financing costs. Our Business may be developed in phases.

        The proposed Driftwood terminal will have a liquefaction capacity of approximately 27.6 million tonnes per annum and will be situated on approximately 1,000 acres in Calcasieu Parish, Louisiana. The proposed Driftwood terminal will include up to 20 liquefaction trains, three full containment LNG storage tanks and three marine berths. We have entered into four lump sum turnkey engineering, procurement and construction agreements totaling $15.5 billion with Bechtel Oil, Gas and Chemicals, Inc. ("Bechtel") for construction of the Driftwood terminal.

        The proposed Pipeline Network is currently expected to consist of three pipelines, the Driftwood pipeline, the Haynesville Global Access Pipeline and the Permian Global Access Pipeline. The Driftwood pipeline will be a 96-mile large diameter pipeline that will interconnect with 14 existing interstate pipelines throughout southwest Louisiana to secure adequate natural gas feedstock for the Driftwood terminal. The Driftwood pipeline will be comprised of 48-inch, 42-inch and 36-inch diameter pipeline segments and three compressor stations totaling approximately 274,000 horsepower, all as necessary to provide approximately 4 billion cubic feet per day ("Bcf/d") of average daily natural gas transportation service. We estimate construction costs for the Driftwood pipeline of up to approximately $2.3 billion before owners' costs, financing costs and contingencies.

        The Haynesville Global Access Pipeline is expected to run approximately 200 miles from northern to southwest Louisiana. The Permian Global Access Pipeline is expected to run approximately 625 miles from west Texas to southwest Louisiana. Each of these pipelines is expected to have a diameter of 42 inches and be capable of delivering approximately 2 Bcf/d of natural gas. We currently estimate that construction costs will be approximately $1.4 billion for the Haynesville Global Access Pipeline and approximately $4.2 billion for the Permian Global Access Pipeline, in each case before owners' costs, financing costs and contingencies. We are also considering the potential development of a fourth pipeline, the Delhi Connector Pipeline, which would run approximately 180 miles from Perryville/Delhi in northeast Louisiana to Lake Charles, Louisiana.

        Our upstream properties, acquired in a series of transactions during 2017 and 2018, consist of 10,260 net acres and 67 producing wells (21 operated) located in the Haynesville Shale trend of northern Louisiana.

        In connection with the implementation of our Business, we are offering limited partnership interests in a subsidiary, Driftwood Holdings LP ("Driftwood Holdings"), which will own the Driftwood Project. Partners will contribute cash in exchange for equity in Driftwood Holdings and will receive LNG volumes at the cost of production, including the cost of debt, for the life of the Driftwood terminal. We plan to retain a portion of the ownership in Driftwood Holdings and have engaged Goldman Sachs & Co. and Société Générale to serve as financial advisors for Driftwood Holdings. We also continue to develop our LNG marketing activities.

        The Company was founded in 1957 and incorporated in Delaware in 1967 as Magellan Petroleum Corporation. We changed our corporate name to Tellurian Inc. shortly after completing a merger transaction with Tellurian Investments Inc., a Delaware corporation, in February 2017. Our common stock has been trading on the Nasdaq Stock Market since 1972. It currently trades under the ticker symbol "TELL."

        Our principal executive offices are located at 1201 Louisiana Street, Suite 3100, Houston, Texas 77002, and our telephone number is (832) 962-4000. We maintain a website at http://www.tellurianinc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated in this prospectus by reference, as well as the risk factors set forth in any applicable prospectus supplement and the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus. If any of the events described in such "Risk Factors" disclosures occurs or such risks otherwise materialize, our business, financial condition, results of operations, cash flows, or prospects could be materially adversely affected.

Resales of our common stock in the public market following an offering may cause the trading price to fall.

        Resales of a substantial number of shares of our common stock could depress the trading price of our common stock. An offering of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following an offering, the trading price of our common stock could fall.

If you purchase our common stock in an offering, you may experience immediate dilution.

        Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in an offering. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

Pandemics or disease outbreaks, such as the currently ongoing COVID-19 outbreak, may adversely affect our efforts to reach a final investment decision with respect to the Driftwood Project.

        Pandemics or disease outbreaks such as the currently ongoing COVID-19 outbreak may have a variety of adverse effects on our business, including by depressing commodity prices and the market value of our securities and limiting the ability of our management to travel to meet with partners and potential partners. Prospects for the development and financing of the Driftwood Project are based in part on factors including global economic conditions that have been, and are likely to continue to be, adversely affected by the COVID-19 pandemic. Additional effects of the pandemic on our business may include limits on the ability of our employees, or those of partners or vendors, to provide necessary services due to illness or quarantines and governmental restrictions on travel, imports or exports or financial transactions.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

        The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events, or developments with respect to our financial condition, results of operations, or economic performance that we expect, believe, or anticipate will or may occur in the future, or that address plans and objectives of management for future operations, are forward-looking statements. The words "anticipate," "assume," "believe," "budget," "estimate," "expect," "forecast," "initial," "intend," "may," "plan," "potential," "project," "proposed," "should," "will," "would," and similar expressions are intended to identify forward-looking statements. These forward-looking statements relate to, among other things:

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  our businesses and prospects and our overall strategy;

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  planned or estimated capital expenditures;

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  availability of liquidity and capital resources;

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  our ability to obtain additional financing as needed and the terms of financing transactions, including at Driftwood Holdings;

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  revenues and expenses;

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  progress in developing our projects and the timing of that progress;

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  future values of our projects or other interests, operations or rights; and

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  government regulations, including our ability to obtain, and the timing of, necessary governmental permits and approvals.

        Our forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments, and other factors that we believe are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties, which may cause our actual results and performance to be materially different from any future results or performance expressed or implied by the forward-looking statements. These risks and uncertainties are described in the "Risk Factors" section and elsewhere in reports we file with the SEC incorporated by reference in this prospectus, and additional risk factors that may be set forth in any applicable prospectus supplement, and include such factors as:

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  the uncertain nature of demand for and price of natural gas and LNG;

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  risks related to shortages of LNG vessels worldwide;

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  technological innovation which may render our anticipated competitive advantage obsolete;

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  risks related to a terrorist or military incident involving an LNG carrier;

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  changes in legislation and regulations relating to the LNG industry, including environmental laws and regulations that impose significant compliance costs and liabilities;

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  governmental interventions in the LNG industry, including increases in barriers to international trade;

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  uncertainties regarding our ability to maintain sufficient liquidity and attract sufficient capital resources to implement our projects;

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  our limited operating history;

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  our ability to attract and retain key personnel;

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  risks related to doing business in, and having counterparties in, foreign countries;

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  our reliance on the skill and expertise of third-party service providers;

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  the ability of our vendors to meet their contractual obligations;

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  risks and uncertainties inherent in management estimates of future operating results and cash flows;

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  our ability to maintain compliance with our debt arrangements and other agreements;

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  the potential discontinuation of the London Inter-Bank Offered Rate (LIBOR);

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  changes in competitive factors, including the development or expansion of LNG, pipeline and other projects that are competitive with ours;

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  development risks, operational hazards and regulatory approvals;

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  our ability to enter into and consummate planned financing and other transactions;

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  risks related to pandemics or disease outbreaks; and

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  risks and uncertainties associated with litigation matters.

        The forward-looking statements in this prospectus, or in any prospectus supplement, speak as of the date hereof, or thereof, as applicable. Although we may from time to time voluntarily update our prior forward-looking statements, we disclaim any commitment to do so except as required by securities laws.

USE OF PROCEEDS

        Unless a prospectus supplement indicates otherwise, the net proceeds we receive from the sale of the securities offered by this prospectus will be used for general corporate purposes. Pending the application of the net proceeds from any particular offering, we intend to invest such proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

        Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering. We will bear all of the expenses of the offering of the securities, and such expenses will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

        We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

PLAN OF DISTRIBUTION

        We may sell securities under this prospectus and any relevant prospectus supplement to or through underwriters or dealers, directly to other purchasers or through agents. In addition, we may from time to time sell securities through a bidding or auction process, block trades, ordinary brokerage transactions or transactions in which a broker solicits purchasers. We may also use a combination of any of the foregoing methods of sale. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. We may offer securities in the same offering or in separate offerings. From time to time, we may exchange securities for indebtedness or other securities that we may have outstanding. In some cases, dealers acting for us may also purchase securities and re-offer them to the public by one or more of the methods described above.

        Any person participating in the distribution of common stock registered under the Registration Statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities may occur, they will be described in the applicable prospectus supplement or a document incorporated by reference to the extent required.

Offering

        We will provide required disclosure concerning the terms of the offering of the securities in a prospectus supplement or information incorporated by reference, including, to the extent applicable:

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  the name or names of underwriters, dealers or agents;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any underwriting discounts, commissions, and other items constituting underwriters' compensation;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any commissions paid to agents;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        The distribution of securities may be effected, from time to time, in one or more transactions, including:

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  underwritten offerings;

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  block transactions (which may involve crosses) and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

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  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

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  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

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  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers through registered direct offerings or otherwise; and

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  any other method permitted pursuant to applicable law.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment.

        If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable.

        If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Underwriters, dealers and agents may be entitled under agreements that may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement or document incorporated by reference, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, our subsidiaries or affiliates in the ordinary course of business.

        In addition, we may enter into derivative transactions with third parties, in which case the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or incorporated document and received by those parties in settlement of a derivative position.

        To the extent required, this prospectus will be amended or supplemented from time to time to describe a specific plan of distribution.

        Other than common stock, all securities sold under this prospectus will be new issues of securities with no established trading market. Any underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

DESCRIPTION OF OUR CAPITAL STOCK

        Our amended and restated certificate of incorporation authorizes us to issue 400,000,000 shares of common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 per share. As of December 27, 2019, 242,207,522 shares of our common stock were issued and outstanding and 6,123,782 shares of Tellurian Series C convertible preferred stock (the "Series C Preferred Shares") were issued and outstanding.

        The rights of the holders of our common stock and Series C Preferred Shares are governed by the Delaware General Corporation Law (the "DGCL"), our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing the Series C Preferred Shares.

        The following is a summary of the material terms of our capital stock, and is qualified in its entirety by reference to the complete text of our amended and restated certificate of incorporation, our amended and restated by-laws and the certificate of designations governing the Series C Preferred Shares, each of which is incorporated by reference in this prospectus. See "Where You Can Find More Information."

Common Stock

Voting Rights

        Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Cumulative voting in the election of directors is not permitted. Under our amended and restated by-laws, unless otherwise provided in our amended and restated certificate of incorporation or the DGCL with respect to a specified action, matters to be voted on by stockholders are generally decided by a majority of the votes cast, except that contested elections of directors will be decided by a plurality vote. Our amended and restated by-laws provide that the presence at a stockholders' meeting of one-third of the voting power of our outstanding stock entitled to vote at the meeting will constitute a quorum.

Dividend and Distribution Rights

        Holders of outstanding shares of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends (subject to the restrictions on dividends set forth in the certificate of designations governing the Series C Preferred Shares). As a Delaware corporation, we may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. In the event of our liquidation, dissolution, or winding up of our affairs, holders of our common stock will be entitled to receive ratably our net assets available to the stockholders.

Preemptive, Conversion and Redemption Rights

        Holders of our outstanding common stock have no conversion or redemption rights. In addition, holders of our common stock have no preemptive rights under the DGCL. However, Total Delaware, Inc. ("Total") has a contractual right to purchase its pro rata portion of any new equity securities that Tellurian may issue to a third party on the same terms and conditions as such equity securities are offered and sold to such party, subject to certain exceptions. Total also has certain anti-dilution rights that will entitle it to purchase additional shares of our common stock under certain circumstances if all or a portion of our acquisition of an interest in Driftwood Holdings LP is financed with securities convertible into our common stock. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then-existing stockholders may be diluted.

Trading Market

        Our common stock is listed for trading on the Nasdaq Capital Market under the ticker symbol "TELL." On April 27, 2020, the closing price of our common stock as reported on the Nasdaq Capital Market was $1.57 per share.

Registrar and Transfer Agent

        Our registrar and transfer agent for all shares of common stock is Broadridge Corporate Issuer Solutions, Inc.

Preferred Stock Generally

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, covering up to an aggregate of 100,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by our board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights and redemption rights.

Series C Convertible Preferred Stock

Voting Rights

        Holders of the Series C Preferred Shares are entitled to one vote for each Series C Preferred Share held on matters submitted to a vote of common stockholders.

Conversion

        Holders of the Series C Preferred Shares may convert all or any portion of such shares for shares of Tellurian common stock on a one-for-one basis. At any time after "Substantial Completion" of "Project 1," each as defined in and pursuant to the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Driftwood LNG Phase 1 Liquefaction Facility, dated as of November 10, 2017, by and between Driftwood LNG LLC, a Delaware limited liability company and a subsidiary of Tellurian, and Bechtel, or at any time after March 21, 2028, Tellurian has the right, at its option, to cause not less than all of the Series C Preferred Shares to be converted into shares of Tellurian common stock on a one-for-one basis. The conversion ratio will be subject to customary anti-dilution adjustments.

Dividends

        The Series C Preferred Shares do not have dividend rights. Tellurian will be prohibited from paying dividends on its common stock so long as the Series C Preferred Shares remain outstanding.

Liquidation

        In the event of any liquidation, dissolution or winding up of the affairs of Tellurian (a "Liquidation Event"), after payment or provision for payment of the debts and other liabilities of Tellurian, holders of the Series C Preferred Shares will be entitled to receive the greater of (i) an amount in cash equal to $8.16489 per share and (ii) the amount that would be received by the holders of the Series C Preferred Shares had such holders converted those shares into Tellurian common stock immediately prior to the Liquidation Event.

Priority

        So long as any Series C Preferred Shares remain outstanding, Tellurian may not, without the consent of the holders of at least a majority of the Series C Preferred Shares, authorize the issuance of any class of shares that is pari passu with or senior to the Series C Preferred Shares in the payment of dividends or the distribution of assets following a Liquidation Event, except in limited circumstances.

Anti-Takeover Provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

        Our amended and restated certificate of incorporation and amended and restated by-laws also contain provisions that we describe in the following paragraphs, which may delay, defer, discourage, or prevent a change in control of us, the removal of our existing management or directors, or an offer by a potential acquirer to our stockholders, including an offer by a potential acquirer at a price higher than the market price for the stockholders' shares.

        Among other things, our amended and restated certificate of incorporation and amended and restated by-laws:

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  divide our board of directors into three classes serving staggered three-year terms, which could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors;

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  provide that all vacancies on the board of directors, including newly created directorships, will, except as otherwise required by law, be filled by the vote of a majority of directors then in office;

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  provide our board of directors with the ability to authorize currently undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences designated by the board that could have the effect of impeding the success of any attempt to change control of us;

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  establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days, and not more than 120 days, prior to the first anniversary of the prior year's annual meeting (or, in the case of a special meeting, not less than 90 days or more than 120 days prior to the date of the meeting). Our amended and restated by-laws specify the information that must be included in a stockholder's notice. These requirements may prevent stockholders from bringing matters before the stockholders at an annual or special meeting;

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  provide that stockholders may not act by written consent in lieu of a meeting unless the action, and the taking of such action by written consent, has been approved in advance by the board of directors;

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  provide that stockholders are not permitted to call special meetings of stockholders. Only our chairman of the board, president, and the board of directors are permitted to call a special meeting of stockholders; and

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  provide that our board of directors may alter, amend, or repeal our by-laws or approve new by-laws without further stockholder approval, and provide that a stockholder amendment to the by-laws requires a favorable vote of two-thirds of the voting power of all outstanding voting stock.

Anti-Takeover Provisions of Delaware Law

        We are subject to the anti-takeover provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

        Section 203 defines a "business combination" as a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. Section 203 defines an "interested stockholder" as a person who, together with affiliates and associates, owns, or, in some cases, within the three prior years did own, 15% or more of the corporation's voting stock. Under Section 203, a business combination between us and an interested stockholder is subject to the three-year moratorium unless:

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  our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder prior to the date the person attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

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  the business combination is approved by our board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        These provisions may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including by discouraging takeover attempts that might result in a premium over the market price for the shares of our stock and that are favored by the holders of a majority of our then-outstanding stock.

DESCRIPTION OF OUR WARRANTS

        The following is a summary of the general terms of any warrants that we may offer under this prospectus and related warrant agreements and certificates. You should refer to the warrant agreement, including the form of warrant certificate representing the warrants, relating to the specific warrants being offered for complete terms, which will be described in an accompanying prospectus supplement. Such warrant agreement, together with the warrant certificate, will be filed with the SEC in connection with the offering of the specific warrants.

        We may issue warrants for the purchase of common stock, preferred stock or any combination thereof. Warrants may be issued independently or together with any other offered securities, and may be attached to or separate from any offered securities.

        We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We may enter into an agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

        The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

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  the price at which the securities issuable upon exercise of such warrants may be acquired;

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  the dates on which the right to exercise such warrants will commence and expire;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any; and

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  any other terms of such warrants, including terms, procedures, and limitations relating to the exchange or exercise of such warrants.

Exercise of Warrants

        Each warrant will entitle its holder to purchase the number of shares of common stock, preferred stock or combination thereof at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise describe in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will describe in the applicable prospectus supplement the place or places where, and the manner in which, warrants may be exercised. We will set forth on the reverse side of the applicable warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

        Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining unexercised warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder's warrants.

        Prior to the exercise of any warrants to purchase the purchased securities, holders of the warrants will not have any of the rights of holders of the common stock or the preferred stock, as applicable, purchasable upon exercise, including the right to vote or to receive any payments of dividends, as applicable.

DESCRIPTION OF OUR UNITS

        We may issue units comprised of one or more securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a bank or trust company, as unit agent, as described in the prospectus supplement relating to units being offered. The prospectus supplement will describe:

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  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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  a description of the terms of any unit agreement governing the units;

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  a description of the provisions for the payment, settlement, transfer, or exchange of the units;

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  a discussion of material federal income tax considerations, if applicable; and

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  whether the units will be issued in fully registered or global form.

        The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not contain all of the provisions of those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant unit agreements, which will be filed with the SEC in connection with the offering of units and will be available as described under the heading "Where You Can Find More Information."

        The applicable provisions described in this section, as well as those described under "Description of Our Capital Stock" and "Description of Our Warrants" above and "Description of Our Debt Securities" below, will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF OUR DEBT SECURITIES

        We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into between the Company and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

        We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

        The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

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  the title of the series;

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  the aggregate principal amount;

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  the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

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  any limit on the aggregate principal amount;

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  the date or dates on which principal is payable;

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  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

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  the date or dates from and on which interest, if any, will be payable and any regular record date for the interest payable;

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  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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  the denominations in which such debt securities may be issuable, if $1,000 or other than a denomination of $1,000, or any integral multiple of that number;

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  whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

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  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

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  the currency of denomination;

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  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

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  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

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  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

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  any covenants applicable to such debt securities;

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  the provisions, if any, relating to any collateral provided for such debt securities;

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  any events of default;

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  the terms and conditions, if any, for conversion into or exchange for shares of common stock;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents;

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  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company; and

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  any other material terms of such debt securities.

        One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

        We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

 LEGAL MATTERS

        Davis Graham & Stubbs LLP of Denver, Colorado, has provided its opinion on the validity of the securities offered by this prospectus. If legal matters in connection with offerings made under this prospectus are acted on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement to the extent required.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Tellurian's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the related financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        Certain information contained in the documents we include herein and incorporate by reference into this prospectus with respect to the Company's oil and gas reserves is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, and has been included and incorporated by reference into this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports.

35,000,000 Shares

Tellurian Inc.

Common Stock

PROSPECTUS SUPPLEMENT

July 22, 2020

Placement Agent

Roth Capital Partners